Exhibit 21
Bausch & Lomb Incorporated
Subsidiaries
(as of December 4, 2006)

Entity List Report

Affiliates	Jurisdiction
9079-8851 Quebec Inc.	Canada
B&L CRL Inc.	Delaware
B&L Financial Holdings Corp.	Delaware
B&L SPAF Inc.	Delaware
B&L VPLEX Holdings, Inc.	California
B.L.J. Company Limited	Japan
Bausch & Lomb (Australia) Pty. Limited	Australia
Bausch & Lomb (Hong Kong) Limited	Hong Kong
Bausch & Lomb (Jersey) Limited	Jersey
Bausch & Lomb (Malaysia) Sdn. Bhd.	West Malaysia
Bausch & Lomb (New Zealand) Limited	New Zealand
Bausch & Lomb (Philippines), Inc.	Philippines
Bausch & Lomb (Shanghai) Trading Co., Ltd.	Peoples Republic of China
Bausch & Lomb (Singapore) Private Limited	Singapore
Bausch & Lomb (South Africa) (Proprietary) Limited	South Africa
Bausch & Lomb (Thailand) Limited	Thailand
Bausch & Lomb AG	Switzerland
Bausch & Lomb Argentina S.R.L.	Argentina
Bausch & Lomb B.V.	Netherlands
Bausch & Lomb B.V.B.A.	Belgium
Bausch & Lomb Canada Inc.	Canada
Bausch & Lomb China, Inc.	Delaware
Bausch & Lomb Danmark A/S	Denmark
B&L Domestic Holdings Corp.	Delaware
Bausch & Lomb Eyecare (India) Private Limited	India
Bausch & Lomb Foundation, Inc.	New York
Bausch & Lomb France SAS	France
Bausch & Lomb Fribourg SA	Switzerland
Bausch & Lomb GmbH (Austria)	Austria
Bausch & Lomb GmbH	Germany
Bausch & Lomb International Inc.	New York
Bausch & Lomb Ireland	Ireland
Bausch & Lomb Korea Co. Ltd.	Republic of Korea
Bausch & Lomb Luxembourg Sarl	Luxembourg
Bausch & Lomb Mexico, S.A. de C.V.	Mexico
Bausch & Lomb Nordic AB	Sweden
Bausch & Lomb Polska sp. z o.o.	Poland
Bausch & Lomb Realty Corporation	New York
Bausch & Lomb S.A.	Spain
Bausch & Lomb Saglik Ve Optik Urunleri Tic. A.S.	Turkey
Bausch & Lomb Scotland Limited	Scotland
Bausch & Lomb South Asia, Inc.	Delaware
Bausch & Lomb Swiss AG	Switzerland
Bausch & Lomb Taiwan Limited	Taiwan
Bausch & Lomb U.K. Limited	England
Bausch & Lomb-IOM S.p.A.	Italy
Bausch & Lomb-Lord (BVI) Incorporated	British Virgin Islands
BCF SAS	France
Beijing Bausch & Lomb Eyecare Company, Ltd.	Republic of China

Affiliates	Jurisdiction
BL Industria Otica Ltda.	Brazil
BL Participacoes Ltda.	Brazil
BLEP Holding Gmbh	Germany
Chauvin Ankerpharm GmbH	Germany
Chauvin Benelux	Belgium
Chauvin Opsia	France
Chauvin Pharmaceuticals Limited	United Kingdom
Cordelia BV	Netherlands
Cristallin Invest SA	Luxembourg
Domilens AB	Sweden
Dr. Gerhard Mann chem.-pharm. Fabrik GmbH	Germany
Dr. Robert Winzer Pharma GmbH	Germany
Echt Sylter Brisen-Klombjes Prod	Germany
Iolab Corporation	California
Laboratoire Chauvin S.A.	France
Parfumerie Osme SA	Switzerland
PT Bausch & Lomb Indonesia (Distributing)	Indonesia
PT Bausch & Lomb Manufacturing	Indonesia
RHC Holdings, Inc.	Delaware
Shandong B&L Freda Pharmaceutical Co. Ltd.	Peoples Republic of China
Shandong B&L Freda New Packaging Resource Co. Ltd.	People Republic of China
Sight Savers, Inc.	Delaware
Sino Concept Technology Limited	Hong Kong
Technolas GmbH Ophthalmologische Systeme	Germany
Wilmington Management Corp.	Delaware
Windmill Investments N.V.	Netherlands Antilles
Windmill Investors N.V.	Netherlands Antilles
Windvest I N.V.	Netherlands Antilles